UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Emerald Holding, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 3, 2020

To the Stockholders of Emerald Holding, Inc.:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Holding, Inc., on May 13, 2020, at 10:00 a.m. (Pacific Time) via live webcast. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.meetingcenter.io/200454599. You will also be able to vote your shares electronically during the live webcast of the Annual Meeting. To participate in the meeting, you will need your 15-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is EEX2020.

During the live webcast of the Annual Meeting, you will be asked to (i) re-elect three Class III directors to our Board of Directors, (ii)  ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 and (iii) transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. In addition, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting virtually. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the meeting virtually, you may revoke your proxy, if you wish, and vote electronically.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, on or about April 3, 2020, we have begun sending a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and 2019 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online and includes instructions on how to request a printed set of the proxy materials.

We thank you for your continued support and interest in Emerald Holding, Inc.

Sincerely,

Brian Field Interim President and Chief Executive Officer Chief Operating Officer

Emerald Holding, Inc.

31910 Del Obispo Street, Suite 200

San Juan Capistrano, California 92675

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Holding, Inc., will be held virtually, via live webcast at www.meetingcenter.io/200454599 on May 13, 2020, at 10:00 a.m. (Pacific Time), for the following purposes:

•

Proposal 1: To re-elect three Class III directors to our Board of Directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
•	Any other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 24, 2020 are entitled to receive notice of and to vote during the live webcast of the Annual Meeting and any adjournment or postponement thereof.

A Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2019 Annual Report is first being mailed on or about April 3, 2020 to all stockholders entitled to vote during the live webcast of the Annual Meeting.

By Order of the Board of Directors,

David Gosling
Senior Vice President, General Counsel and Secretary

San Juan Capistrano, California
April 3, 2020

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, Proxy Statement, Proxy Card and our 2019 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.investorvote.com/EEX.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR MAIL.

Emerald Holding, Inc.

Emerald Holding, Inc.

31910 Del Obispo Street, Suite 200

San Juan Capistrano, California 92675

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2020

GENERAL

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Emerald Holding, Inc., a Delaware corporation, of proxies to be voted at our 2020 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). We will hold the Annual Meeting virtually, via live webcast at www.meetingcenter.io/200454599 on May 13, 2020 at 10:00 a.m. (PDT). Unless the context otherwise requires, all references in this Proxy Statement to “Emerald”, “the Company”, “we”, “us”, and “our” refer to Emerald Holding, Inc., together with its consolidated subsidiaries.

Our mailing address and principal executive office is 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675. Our investor website is located at investor.emeraldx.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about April 3, 2020, we began mailing to each of our stockholders a notice providing instructions on how to access our proxy materials and 2019 Annual Report on the Internet (the “Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote online and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website provided on the notice in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and 2019 Annual Report are available to you at www.investorvote.com/EEX.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, you will consider and vote upon:

•	Proposal 1: To re-elect three Class III directors to our Board to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020;
•	Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares during the live webcast of the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving these materials?

You are receiving these materials because at the close of business on March 24, 2020 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to attend and vote during the live webcast of the Annual Meeting.

Each share of our common stock is entitled to vote during the live webcast of the Annual Meeting. As of the Record Date, we had 71,441,518 shares of common stock outstanding. With respect to all of the matters submitted for vote during the live webcast of the Annual Meeting, each share of common stock is entitled to one vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the Company’s costs. All stockholders will have the ability to access the proxy materials over the Internet, or request a printed set of the proxy materials, if desired, at investorvote.com/EEX. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for Class III directors and other matters to be voted on during the live webcast of the Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officers and our two other most highly compensated executive officers (collectively referred to as our “named executive officers”); describes the compensation of our directors; and provides certain other information that SEC rules require.

For a discussion of certain exemptions we may rely upon as an “emerging growth company” please refer to the answer to the question “What are the implications of the Company’s status as an ‘Emerging Growth Company’?” below.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of the Company’s common stock that you hold as a stockholder of record.

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal		How may I vote?	How does the Board recommend that I vote?
1.	The re-election of the three Class III director nominees identified in this Proxy Statement, each for a three-year term or until their respective successors are duly elected and qualified.

You may (i) vote FOR the re-election of all Class III director nominees named herein; (ii) WITHHOLD authority to vote for all such Class III director nominees; or (iii) vote FOR the re-election of all such Class III director nominees other than any nominees with respect to whom your vote is specifically WITHHELD by indicating in the space provided on the proxy.

The Board recommends that you vote FOR all of the Class III director nominees.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020

You may vote FOR or AGAINST the vote to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “stockholder of record” with respect to those shares. The Notice of Internet Availability of Proxy Materials was sent directly to stockholders of record beginning on or about April 3, 2020.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice of Internet Availability of Proxy Materials would have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card you received. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;
•	Vote on the Internet on the website shown on the proxy card;
•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or
•	Vote electronically during the live webcast of the Annual Meeting.

Please note that you cannot vote by marking up the Notice of Internet Availability of the Proxy Materials and mailing that Notice back. Any votes returned in that manner will not be counted.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend the live webcast of the Annual Meeting and vote electronically.

How do I vote if I am a beneficial owner?

As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the directions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

As a beneficial owner, you are also invited to attend the Annual Meeting provided that you register in advance as described in the answer to the question “How do I register to attend the Annual Meeting virtually on the Internet?” below. However, since you are not a stockholder of record, you may not vote your shares electronically during the live webcast of the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How can I attend the Annual Meeting, vote my shares and submit questions?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.meetingcenter.io/200454599. To participate in the Annual Meeting or to submit questions in advance of the meeting, you will need the 15-digit control number included on your notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is EEX2020.

Shares held in your name as the stockholder of record may be voted electronically during the live webcast of the Annual Meeting.

Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the live webcast of the Annual Meeting provided that you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 a.m. (Pacific Time). We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this Proxy Statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you are a beneficial owner, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Emerald Holding, Inc. holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare

Emerald Holding, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time), on
May 8, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Why is the Annual Meeting only virtual?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will provide easy access for stockholders and facilitate participation since stockholders can participate from any location around the world.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice of revocation to our General Counsel and Secretary at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675;
•	timely delivery of a valid, later-dated proxy or a later-dated online vote or vote by telephone; or
•	virtually attending the Annual Meeting and voting electronically.

If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote electronically during the live webcast of the Annual Meeting if you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

All shares represented by valid proxies received and not revoked will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the re-election of all of the Class III director nominees;
•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

What votes need to be present to hold the Annual Meeting?

Under our Second Amended and Restated Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are virtually present or by proxy. Stockholders of record who return a proxy or vote electronically during the live webcast of the meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum.

How are votes counted?

In the re-election of the Class III directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is a “routine” matter, and as a result, your broker, bank or other nominee will be permitted to vote your shares on that proposal during the live webcast of the Annual Meeting regardless of whether you provide proper instructions. Broker non-votes will have no effect on the results of Proposal 1 regarding the re-election of Class III directors.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal		Voting Requirement
1.	The re-election of the three Class III director nominees identified in this Proxy Statement each for a three-year term or until their respective successors are duly elected and qualified.

Each Class III director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the
Annual Meeting.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

To be approved, this vote must be approved by a majority of the votes cast by the stockholders virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Second Amended and Restated Bylaws, our Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

What are the implications of the Company’s status as an “Emerging Growth Company”?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company for up to five years from April 2017, the date of our initial public offering. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more; (ii) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending December 31, 2022. We have taken advantage of certain reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Where can I find the voting results?

We will announce the preliminary voting results during the live webcast of the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting. If on the date of this Form 8-K filing the inspectors of election for the Annual Meeting have not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2019 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. Computershare will assist us in distribution of the proxy materials and will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2019 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, we will send a copy to you if you contact us at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675, Attention: General Counsel and Secretary, or by telephone at 1-866-339-4688. If you and other residents at your address have been receiving multiple copies of the Notice of Internet Availability of Proxy Materials, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2021 Annual Meeting of Stockholders?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2021 Annual Meeting of Stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Second Amended and Restated Bylaws, not earlier than January 13, 2021, which is the 120th day before the first anniversary of the 2020 Annual Meeting of Stockholders, and not later than 5:00 P.M. EST on February 12, 2021, which is the 90th day before the first anniversary of the 2020 Annual Meeting of Stockholders, as set forth in the Second Amended and Restated Bylaws. Stockholders are advised to review our Second Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Secretary at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675. The requirements for advance notice of stockholder proposals under our Second Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Second Amended and Restated Bylaws and other applicable requirements.

December 4, 2020, which is 120 days before the first anniversary of the date of our proxy statement released to stockholders in connection with the 2020 Annual Meeting of Stockholders, is the deadline for stockholders to submit proposals to be included in our 2021 proxy statement under Rule 14a-8 under the Exchange Act. However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 Annual Meeting of Stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Secretary at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of Company voting stock, please contact our transfer agent at:

Computershare Trust Company, N.A.

By Regular Mail:	Overnight:

Computershare Investor Services PO Box 505000 Louisville, KY 40233-5000	Computershare Investor Services 462 South 4th Street, Suite 1600 Louisville, KY 40202

BACKGROUND OF THE COMPANY

We are a leading operator of business-to-business (“B2B”) trade shows in the United States. Leveraging our shows as key market-driven platforms, we combine—within and around our events—a broad array of industry insights, digital tools, and data-focused solutions to create uniquely rich experiences for our customers. We have been recognized with many awards and accolades that reflect our industry leadership as well as the importance of our shows to the exhibitors and attendees we serve.

Our trade show franchises typically hold market-leading positions within their respective industry verticals, with significant brand value established over a long period of time. Each of our shows is typically held at least annually, with certain franchises offering multiple editions per year. As our shows are frequently the largest and most well attended in their respective industry verticals, we are able to attract high-quality attendees, including those who have the authority to make purchasing decisions on the spot or subsequent to the show. The participation of these qualified attendees makes our trade shows compelling events for our exhibitors, further reinforcing the leading positions of our trade shows within their respective industry verticals. Our attendees use our shows to fulfill procurement needs, source new suppliers, reconnect with existing suppliers, identify trends, learn about new products and network with industry peers, which we believe are factors that make our shows difficult to replace. Our portfolio of trade shows is well-balanced and diversified across both industry sectors and customers. The scale and qualified attendance at our trade shows translates into an exceptional value proposition for participants, resulting in a self-reinforcing “network effect” whereby the participation of high-value attendees and exhibitors drives high participant loyalty and predictable, recurring revenue streams.

In addition to organizing our trade shows, conferences and other events, we also operate content and content-marketing websites and related digital products, and produce publications, each of which is aligned with a specific event sector.  In addition to their respective revenues, these products support our live events by delivering year-round channels for customer acquisition and development.

We were incorporated as Expo Event Holdco, Inc. in Delaware in 2013, renamed Emerald Expositions Events, Inc. on March 29, 2017, and further renamed Emerald Holding, Inc. on February 14, 2020.

We were acquired by an affiliate of certain investment funds managed by an affiliate of Onex Corporation (“Onex”) on June 17, 2013 (the “Onex Acquisition”). Prior to the Onex Acquisition, we were named Nielsen Business Media Holding Company and operated as a separate business of The Nielsen Company B.V. (“Nielsen”). Onex owns the majority of our outstanding common stock. As a result, we are a “controlled company,” a company of which more than 50% of the combined voting power is held by an individual, a group or another company, within the meaning of the New York Stock Exchange corporate governance standards.

In connection with our initial public offering, or IPO, our common stock began trading on the New York Stock Exchange, or NYSE, on April 28, 2017 under the ticker symbol “EEX”. On May 3, 2017, we completed our IPO. On March 13, 2018, Onex completed a secondary public offering of 6 million shares of our common stock. On April 3, 2018, Onex sold an additional 750,000 shares of our common stock pursuant to the underwriters’ exercise of their overallotment option. We did not receive any proceeds from the sale of our common stock by Onex. As of the Record Date, Onex owned approximately 65.9% of our outstanding common stock.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

Our Board has nominated three people for re-election as Class III directors at the Annual Meeting. Each of the nominees currently is a director of the Company. If our stockholders re-elect these directors, then the directors will hold office until the Annual Meeting of Stockholders in 2023, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if re-elected. If for some reason any of the Board’s nominees is unable to serve or for good cause will not serve if re-elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

We believe each of the Board’s nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe that the skills, experience, backgrounds and attributes of the Board’s nominees make them the best candidates to serve on our Board.

The following table sets forth, as of March 24, 2020, the name and age of each nominee for director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Michael Alicea	52	Director
Sally Shankland	63	Executive Director and Senior Advisor
Emmanuelle Skala	47	Director

See the section of this Proxy Statement entitled “Management” for descriptions of the backgrounds and principal occupations of each of our Class III director nominees, as of March 24, 2020.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF ALL OF THE BOARD’S CLASS III DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is listed.

We have adopted our Corporate Governance Guidelines, which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	the composition, structure and policies of the Board and its committees;
•	director qualification standards;
•	expectations and responsibilities of directors;
•	management succession planning;
•	the evaluation of Board performance;
•	principles of Board compensation and stock ownership; and
•	communications with stockholders and non-management directors.

Our Corporate Governance Guidelines further provide that the Board, acting through the Nominating and Corporate Governance Committee (as described below), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines provide that each committee conduct a self-evaluation and compare its performance to the requirements of its charter.

Our Corporate Governance Guidelines are posted on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” Our Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and NYSE requirements.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” In the event that we amend or waive certain provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

Board Composition

Our Board consists of eight directors. In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following such election or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal.

Our directors are divided among the three classes as follows:

•	the Class I directors are Amir Motamedi and Jeffrey Naylor, whose terms will expire at the Annual Meeting of Stockholders to be held in 2021;
•	the Class II directors are Kosty Gilis, Todd Hyatt and Lisa Klinger, whose terms will expire at the Annual Meeting of Stockholders to be held in 2022; and

•

the Class III directors are Michael Alicea, Sally Shankland and Emmanuelle Skala, whose terms expire at this Annual Meeting of Stockholders and, if re-elected, will expire at the Annual Meeting of Stockholders to be held in 2023.

The classification of the Board may have the effect of delaying or preventing changes in control of our company. We expect that additional directorships resulting from an increase in the number of directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors on the Board.

Board of Directors and Director Independence

Controlled Company

Onex owns the majority of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the rules of the New York Stock Exchange. Under these rules, a “controlled company” may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of our Board consist of independent directors;
•

the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

As a result of Onex’s majority ownership, while we currently have a majority of independent directors and a fully independent Audit Committee, and our Compensation Committee is subject to annual performance evaluations, our Nominating and Corporate Governance Committee and Compensation Committee do not consist entirely of independent directors and the Nominating and Corporate Governance Committee is not subject to annual performance evaluations. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE listing rules.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board has affirmatively determined that each of Michael Alicea, Todd Hyatt, Lisa Klinger, Jeffrey Naylor and Emmanuelle Skala is an independent director under the rules of the New York Stock Exchange and an independent director as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Our remaining directors, Kosty Gilis and Amir Motamedi, are not independent because of their affiliations with Onex, and Sally Shankland is not independent because of her role as Executive Director and Senior Advisor to Emerald.

Board Leadership Structure

Our Board has decided to separate the roles of Chief Executive Officer and Chairman. These positions are currently held by Brian Field, as our Interim Chief Executive Officer, and Kosty Gilis, as the Chairman. We believe this leadership structure is appropriate for our company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman provides guidance to the Chief Executive Officer, chairs Board meetings and provides information to the members of our Board in advance of such meetings. In addition, separating the roles of Chief Executive Officer and Chairman allows the Chairman to provide oversight of our management.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but we believe these potential conflicts are offset by our strong corporate governance practices.

Board Oversight of Risk Management

Management is responsible for the day-to-day management of the risks we face, while the Board has responsibility for the oversight of risk management. Our Board administers its risk oversight function primarily through the Audit Committee. To that end, our Audit Committee meets at least quarterly with our Chief Financial Officer and our independent registered public accounting firm where it receives regular updates regarding our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting. Our Board believes that its administration of risk management has not affected the Board’s leadership structure.

In addition, the Interim Chief Executive Officer’s collaboration with the Board allows Mr. Field to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. Mr. Field is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee does not apply any specific minimum qualifications when considering director nominees. Instead, the Nominating and Corporate Governance Committee considers all factors it deems appropriate, which may include, among others (a) ensuring that the Board, as a whole, is appropriately diverse and the extent to which a candidate would fill a present need on the Board, (b) the Board’s size and composition, (c) our corporate governance policies and any applicable laws, (d) individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively, (e) the number of other public and private company boards on which a director candidate serves and (f) consideration of director nominees properly proposed by stockholders in accordance with our Second Amended and Restated Bylaws. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Company does not have a formal policy with respect to diversity, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Second Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider.

Meetings of the Board and Committees

During the year ended December 31, 2019, the Board held seven meetings. In addition, the Board also acted via unanimous written consent on four other occasions and also held additional informal discussions. All of the directors who served during the year ended December 31, 2019 attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served during their respective tenure. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the Annual Meeting of Stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting. All of the Board members attended the 2019 Annual Meeting of Stockholders.

Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. The Lead Director, if any, or a director designated by such non-management directors, presides at the executive sessions.

Communications with the Board

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Secretary of the Company, 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675. The General Counsel and Secretary will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below. Members will serve on committees until their resignation or until otherwise determined by our Board.

As permitted by the NYSE listing standards, because we qualify as a “controlled company”, our Compensation Committee and our Nominating and Corporate Governance Committee are currently not composed entirely of independent directors. Each committee operates pursuant to a written charter, each of which is available on the investor relations section of our website at http://www.emeraldx.com under “Investors—Corporate Governance.”

The following table shows the membership of each committee of our Board, and the number of meetings held by each committee, during the year ended December 31, 2019.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Alicea(1)	✓	Chair
Konstantin (Kosty) Gilis		✓	✓
Todd Hyatt	✓
Lisa Klinger(2)	Chair
Amir Motamedi		✓
Jeffrey Naylor(3)		✓	Chair
Emmanuelle Skala(4)		✓
Sally Shankland(5)
Number of 2019 Committee Meetings	8(6)	8(7)	1(8)

(1)	Michael Alicea was appointed as a member of the Audit Committee effective February 13, 2019.
(2)	Lisa Klinger was appointed as Chairperson of the Audit Committee effective February 13, 2019, prior to which time Jeffrey Naylor served as Chairperson of the Audit Committee.
(3)	Jeffrey Naylor resigned from the Audit Committee, of which he previously served as Chairperson, effective February 13, 2019.
(4)	Emmanuelle Skala was appointed as a member of the Compensation Committee effective February 13, 2019.
(5)	Sally Shankland was appointed as a member of the Board effective April 24, 2019.
(6)	In addition, the Audit Committee acted via unanimous written consent on one other occasion and also held additional informal discussions.
(7)	Includes the Compensation Committee acting via unanimous written consent. The Compensation Committee also held additional informal discussions.
(8)

Our full Board of Directors undertook some of the responsibilities of the Nominating and Corporate Governance Committee during 2019. The Nominating and Corporate Governance Committee also held additional informal discussions.

Audit Committee

Currently, the members of the Audit Committee are Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt, each of whom have been determined by the Board to qualify as “independent” under Rule 10A-3 and the NYSE listing rules, and “financially literate” under the NYSE listing rules. The Board has determined that each of Ms. Klinger and Mr. Hyatt qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the SEC. Previously, Jeffrey

Naylor served as Chairperson of the Audit Committee, from which he resigned effective February 13, 2019. The Audit Committee recommends the annual appointment and reviews the independence of our independent registered public accounting firm and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions and investigations into matters related to audit functions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board.

The charter of the Audit Committee permits the committee to, in its discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee

Currently, the members of the compensation committee are Michael Alicea, as Chairman, Kosty Gilis, Amir Motamedi, Jeffrey Naylor and Emmanuelle Skala. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize our company to enter into employment and other employee-related agreements. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Compensation Committee is not yet required to be composed entirely of independent directors.

The charter of the Compensation Committee permits the committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. All proposed delegations of duties must be adopted by a resolution of the Compensation Committee and reviewed for compliance with the corporate governance standards of the NYSE, the rules and regulations of the SEC and Delaware corporate law.

The Compensation Committee engaged and periodically utilizes Semler Brossy Consulting Group LLC (“Semler Brossy”) as its executive compensation consultant to assist the Compensation Committee in evaluating executive and director compensation. When appropriate, Semler Brossy obtains input from management to ensure its advice and recommendations reinforce the Company’s business position and strategy, principles and values.

During 2019, Semler Brossy provided the Compensation Committee with information and commentary on executive and director compensation market trends and advised on various aspects of the Company’s compensation philosophy and methodologies, including related to equity grants and the 2019 Emerald Expositions Events, Inc. Employee Stock Purchase Plan.

Nominating and Corporate Governance Committee

Currently, the members of the Nominating and Corporate Governance Committee are Jeffrey Naylor, as Chairman, and Kosty Gilis. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become Board members, makes recommendations for nominees for committees, and develops, recommends to the Board and reviews our corporate governance principles. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Nominating and Corporate Governance Committee is not yet required to be composed entirely of independent directors.

The charter of the Nominating and Corporate Governance Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Michael Alicea as Chairman, Kosty Gilis, Amir Motamedi, Jeffrey Naylor and Emmanuelle Skala.  None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee. No interlocking relationship exists between any member of the compensation committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Stock Ownership Guidelines

We adopted stock ownership guidelines for our directors and executive officers to help ensure that they each maintain an equity stake in the Company and, by doing so, appropriately link their interests with those of other stockholders. The guideline for executive officers is based on a multiple of the executive’s base salary, ranging from two to five times, with the size of the multiple based on the individual’s position with the Company. Executives are required to achieve these stock ownership levels within five years of becoming an executive officer. Our independent directors are required to hold a number of shares of our common stock with a value equal to four times the annual cash retainer for Board service. Our independent directors are required to achieve this ownership level within five years of our initial public offering or joining the Board, whichever is later.  The stock ownership guidelines may be met by the following forms of equity held by the individual subject to the guidelines: (i) shares of Emerald stock owned outright, (ii) unvested time-based RSUs, and (iii) the value of vested, unexercised stock options.

No Hedging Policy

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options or other derivative securities, holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock.

INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ended December 31, 2020. PricewaterhouseCoopers LLP has been engaged as our independent registered public accounting firm since June 4, 2015, which the Audit Committee approved. As a matter of good corporate governance, the Audit Committee has requested the Board to submit the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

The following is a description of the fees billed by PricewaterhouseCoopers LLP for services provided in relation to the years ended December 31, 2019 and 2018.

Type of Fees	Fiscal Year Ended December 31, 2019	Fiscal Year Ended December 31, 2018
Audit Fees(1)	$2,014,677	$1,917,899
Audit-Related Fees(2)	—	98,233
Tax Fees(3)	—	—
All Other Fees(4)	3,870	3,870
Total	$2,018,547	$2,020,002

(1)

Audit fees consist of fees billed or expected to be billed for each of 2019 and 2018 for professional services rendered for the audit of our financial statements and review of interim financial statements. Audit fees also include fees for services associated with registration statements filed with the SEC, such as Form S-1 and Form S-8, including the review of related documents, preparation of comfort letters, and issuance of consents.

(2)

Audit-related fees consist of fees billed for due diligence related to an acquisition by the Company in 2018.  We did not engage PricewaterhouseCoopers LLP to perform audit-related services during 2019.

(3)	We did not engage PricewaterhouseCoopers LLP to perform tax services during 2019 or 2018.
(4)	Represents annual licensing fees for technical accounting publications.

As set forth in greater detail below, the Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee pre-approved all services that PricewaterhouseCoopers LLP provided for 2019 and 2018 in accordance with the pre-approval policy discussed above and below.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT RELATED

SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit and non-audit services provided by the independent registered public accounting firm be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to PricewaterhouseCoopers LLP during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent registered public accounting firm from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;
•	financial information systems design and implementation;
•	appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker or dealer, investment adviser or investment banking services;
•	legal services and expert services unrelated to the audit; and
•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, which is available on our website at investor.emeraldx.com/corporate-governance/governance-documents.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is currently comprised of Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt. The Audit Committee oversees Emerald Holding, Inc.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management and the independent registered public accounting firm, and may meet with the internal auditors from time to time. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at investor.emeraldx.com/corporate-governance/governance-documents. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee and terminate when appropriate, the independent registered public accounting firm.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled “Corporate Governance and Board Matters—Committees of the Board—Audit Committee,” the Audit Committee has done the following things:

•

reviewed and discussed the audited financial statements in Emerald Holding, Inc.’s annual report on Form 10-K for the year ended December 31, 2019 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

reviewed with PricewaterhouseCoopers LLP, Emerald Holding, Inc.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of Emerald Holding, Inc.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence;

•

discussed with PricewaterhouseCoopers LLP its independence from management and Emerald Holding, Inc. and considered whether PricewaterhouseCoopers LLP could also provide non-audit services without compromising the firm’s independence;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61., as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the PCAOB in Rule 3200T); and

•

discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audit, and then met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examination and the overall quality of Emerald Holding, Inc.’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Lisa Klinger, Chairperson
Michael Alicea
Todd Hyatt

MANAGEMENT

The following table sets forth, as of March 24, 2020, the name and age of each executive officer and director of the Company, indicating all positions and offices with us currently held by such executive officer or director:

Name	Age	Position
Brian Field	52	Interim Chief Executive Officer and President
David Doft	48	Chief Financial Officer and Treasurer
Sally Shankland	63	Executive Director and Senior Advisor
William Charles	49	Chief Information Officer
David Gosling	44	Senior Vice President, General Counsel and Secretary
Konstantin (Kosty) Gilis	46	Chairman of the Board and Director
Michael Alicea	52	Director
Todd Hyatt	59	Director
Lisa Klinger	53	Director
Amir Motamedi	39	Director
Jeffrey Naylor	61	Director
Emmanuelle Skala	47	Director

Set forth below are descriptions of the backgrounds of each executive officer and director of the Company, as of March 24, 2020:

Brian Field. Mr. Field joined Emerald as Chief Operating Officer in June 2019, and was later appointed Interim President and Chief Executive Officer, effective as of January 1, 2020. From January 2019 to June 2019, Mr. Field served on the faculty of the Kogod School of Business at American University, prior to which Mr. Field spent eight years at UBM, now part of Informa plc, a UK-based multinational events, academic publishing and business intelligence business. From 2013 to 2018, Mr. Field was COO of UBM Americas, delivering events and marketing services in the technology, fashion, licensing, advanced manufacturing, construction, healthcare, and pharmaceutical industries. Prior to that role, Mr. Field spent three years at UBM Medica, a leading healthcare media, publishing and education company, where he held senior positions overseeing operations, finance, marketing, product, technology and sales efforts for the business’ print and digital products and events. Earlier in his career, Mr. Field held senior positions in operations, product development, marketing and strategy development at Turner Broadcasting and Omnicom, among others. Mr. Field holds a bachelor’s degree from Connecticut College, a master’s degree from The Juilliard School and a doctorate from Columbia University.

David Doft. Mr. Doft joined Emerald as Chief Financial Officer in January 2020. Mr. Doft has more than 25 years of experience in accounting, corporate finance and strategic planning, most recently serving as Executive in Residence at Progress Partners, an M&A advisory firm, from August 2019 to January 2020. Prior to that role, Mr. Doft served as Chief Financial Officer of MDC Partners, a leading global provider of marketing, advertising, activation, communications and strategic consulting solutions, since August 2007, where he was responsible for all aspects of agency operations, financial reporting and compliance, corporate finance, treasury and investor relations.  Mr. Doft has also served in senior roles at Cobalt Capital, Level Global Investors, CIBC World Markets and ABN AMRO/ING Barings Furman Selz, and holds a B.S. in Economics and Finance from the Wharton School of the University of Pennsylvania.

Sally Shankland. Ms. Shankland currently serves as Emerald’s Executive Director and Senior Advisor, and previously served as President and Chief Executive Officer of Emerald from June 2019 through December 2019. Ms. Shankland has been a member of the Board since April 2019. Ms. Shankland has more than 35 years of experience, including a tenure of 20+ years with UBM PLC, now part of Informa plc, a U.K.-based multinational events, academic publishing and business intelligence business. Ms. Shankland has deep experience across diverse businesses and industries, including healthcare information, education technology, digital media and expositions. Prior to joining Emerald, Ms. Shankland was a Principal at AstraTerra LLC, a management consulting firm, from May 2017 to May 2019, President for Higher Education at McGraw Hill, a learning science and educational publishing company, from June 2015 to April 2017 and Chief Executive Officer at UBM Americas from May 2012 to June 2015. Ms. Shankland holds a bachelor’s degree in Social Science, Summa Cum Laude, from San Francisco State University. Ms. Shankland has participated in Executive Education Programs at Harvard Business School, Duke University, the Cranfield School of Management, and the Cornell Johnson Graduate School of Management.

William Charles. Mr. Charles has led our information technology (“IT”) operations since joining us in August 2013, and was promoted to our Chief Information Officer beginning in January 2014. Prior to joining Emerald, Mr. Charles was a senior executive in IT at Pacific Sunwear from 2004 to 2013. Mr. Charles oversees all aspects of our IT infrastructure and systems. Mr. Charles has over 23 years of industry experience and has an M.B.A. from Babson College and an undergraduate degree from the University of Connecticut.

David Gosling. Mr. Gosling serves as our Senior Vice President, General Counsel and Secretary; he joined us in July 2013 shortly following our acquisition by Onex. Mr. Gosling oversees all aspects of the business of a legal or corporate nature, including merger & acquisition transactions, commercial contracts, corporate governance and Board matters, equity plans and agreements, debt agreements, financial reporting obligations and litigation. Prior to joining us, Mr. Gosling had over ten years’ experience, having worked as an attorney in private practice from 2012 to July 2013 and from 2005 through 2011 as Corporate Counsel and Business Development Manager for Oakley, Inc., prior to which he was employed by the international law firm of Latham & Watkins LLP. Mr. Gosling is a graduate of Stanford Law School.

Konstantin (Kosty) Gilis. Mr. Gilis has been Chairman of the Board and a member of the Compensation Committee since June 2013 and has served as a member of the Nominating and Corporate Governance Committee since April 2017. Mr. Gilis is a Managing Director at Onex, focusing on the business services sector. Mr. Gilis currently also serves on the board of directors of Clarivate Analytics and ASM Global. Prior to joining Onex in 2004, Mr. Gilis worked at Willis Stein & Partners, a Chicago-based private equity firm, and was a management consultant at Bain & Company in the firm’s Toronto, Canada and Johannesburg, South Africa offices. Mr. Gilis holds an M.B.A. from Harvard Business School and a B.S. from The Wharton School of the University of Pennsylvania. Mr. Gilis’ experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. His high level of financial expertise is a valuable asset to our Board. As an executive with Onex, our controlling stockholder, he has extensive knowledge of our business.

Michael Alicea. Mr. Alicea has been a member of the Board and the Chairman of the Compensation Committee since December 2015 and has served as a member of the Audit Committee since February 2019. Mr. Alicea is presently the Chief Human Resources Officer for Nielsen Global Connect. Since 1995, Mr. Alicea has held a variety of leadership roles within Nielsen in human resources, communications and operations. Overall, he possesses a strong background in a broad range of human resources, communications, operations and M&A disciplines. Mr. Alicea also serves as Chairman of Nielsen’s External Advisory Board. He holds a B.B.A. in Human Resources & Organizational Management and has completed graduate coursework in Business Policy at Baruch College.

Todd Hyatt. Mr. Hyatt has been a member of the Board and the Audit Committee since December 2015. Mr. Hyatt is currently Executive Vice President for IHS Markit, Inc., a leading Information Services Company focused on capital intensive industries including energy, automotive and financial services. Mr. Hyatt has worked at IHS and IHS Markit since 2005 serving as Senior Vice President and Chief Information Officer, Senior Vice President Financial Planning and Analysis, and Executive Vice President - Chief Financial Officer for the Company from January 2013 through January 2020.  Prior to joining IHS, Mr. Hyatt served as Vice President for Lone Tree Capital Management, a private equity firm. During his career, he has also worked for U S WEST / MediaOne where he was an Executive Director in the Multimedia Ventures organization and for AT&T. He started his career in public accounting, working at Arthur Young and Arthur Andersen. Mr. Hyatt holds a Masters in Management from Purdue University and a B.S. in Accounting from the University of Wyoming. Mr. Hyatt’s extensive management, financial and accounting experience enables him to provide us with strategic and financial guidance in establishing and executing on short and long-term strategic plans.

Lisa Klinger.  Ms. Klinger has been a member of the Board and the Audit Committee since April 2018 and Chairperson of the Audit Committee since February 2019. She previously served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., the largest US retail provider of non-surgical cosmetic procedures. Ms. Klinger has also served as Chief Administrative and Financial Officer for Peloton Interactive, Inc., as Chief Financial Officer and Treasurer for Vince Holding Corp., and as Executive Vice President and Chief Financial Officer of The Fresh Market, Inc. During her career, she has also held financial leadership roles at Michael’s Stores and Limited Brands. Ms. Klinger also serves on the Board of Directors and Audit Committee of Party City Holdco, Inc., a vertically integrated party goods suppler and retailer. She holds a B.S.B.A. in Finance from Bowling Green State University.

Amir Motamedi. Mr. Motamedi has been a member of the Board and the Compensation Committee since June 2013. Mr. Motamedi is a Managing Director at Onex where he focuses on industrials and business services opportunities. Mr. Motamedi currently also serves on the board of directors of Clarivate Analytics, Ryan LLC and ASM Global. Prior to joining Onex, Mr. Motamedi worked at Goldman, Sachs & Co. Mr. Motamedi holds a B.A. and a B. Comm. from McGill University. Mr. Motamedi’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. As a Managing Director at Onex, our controlling stockholder, Mr. Motamedi has extensive knowledge of our business as well as the markets in which we operate.

Jeffrey Naylor. Mr. Naylor has been a member of the Board since August 2013, a member of the Compensation Committee since December 2015, and a member of the Nominating and Corporate Governance Committee since April 2017. Previously, Mr. Naylor served as Chairperson of the Audit Committee from August 2013 through February 2019. He has served as Managing Director of Topaz Consulting, LLC, a financial consulting firm, since he founded the company in April 2014. Prior to that, from 2004 through 2014, Mr. Naylor held multiple leadership positions with the TJX Companies, including Senior Corporate Advisor, Chief Financial Officer, Chief Administrative Officer, Chief Business Development Officer, and Senior Executive Vice President. Prior to that, he served as Chief Financial Officer of Big Lots, Inc. from 2001 to 2004. Mr. Naylor also serves on the board of directors of Synchrony Financial, a consumer financial services company, Save-A-Lot Food Stores, a national US-based grocery chain, Wayfair Inc., an online destination for the home, and Dollar Tree, a leading operator of discount variety stores. He earned an M.B.A. and a B.A. in Economics and Political Science from the J.L. Kellogg Graduate School of Management, Northwestern University. Mr. Naylor brings his significant management, financial and accounting, as well as his other public company board experience to his role on the Board.

Emmanuelle Skala. Ms. Skala has been a member of the Board since January 2018 and a member of the Compensation Committee since February 2019. She is currently Senior Vice President of Customer Success at Toast, a restaurant technology platform. At Toast, she manages all post-sales customer facing teams. From 2008 to 2013, Ms. Skala held positions of increasing seniority at Sophos Group PLC. From 2014 to 2016, Ms. Skala served as the Vice President of Sales for Influitive, and from 2016 to 2017, she served as the Vice President of Sales and Customer Success at DigitalOcean. She is a frequent industry speaker and blogger on SaaS sales and customer success, and holds advisory board positions in a venture fund and several technology startups. Ms. Skala holds an M.B.A. in Marketing and Finance from New York University’s Stern School of Business and a B.S. in Industrial Management from Carnegie Mellon University.

PROPOSAL 2—RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following table sets forth the portion of compensation paid to the named executive officers that is attributable to services performed during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position in 2019	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Sally Shankland(6),	2019	362,500	490,000	4,661,761	264,416	113,920	5,892,597
Chief Executive Officer and President	2018	—	—	—	—	—	—
Brian Field(7),	2019	195,192	116,667	1,057,150	273,758	4,039	1,646,806
Chief Operating Officer	2018	—	—	—	—	—	—
Eric Lisman	2019	422,612	330,250	222,315	86,945	7,950	1,070,072
Executive Vice President	2018	384,328	321,427	316,300	584,401	7,950	1,614,406
Philip Evans(8),	2019	452,116	192,500	700,003	273,758	312,433	1,930,810
Chief Financial Officer and Treasurer; Former Interim Chief Executive Officer and President	2018	437,116	216,066	631,909	381,127	118,200	1,784,418

(1)

The amount included in the “Salary” column for 2019 for Ms. Shankland represents the pro-rated portion of her annual base salary of $650,000 beginning on June 1, 2019 through December 31, 2019 and does not include any fees she received while serving solely as a Director of the Company prior to her service as Chief Executive Officer and President.  The amount included in the “Salary” column for 2019 for Mr. Field represents the pro-rated portion of his annual base salary of $350,000 beginning on June 1, 2019.  The amount included in the “Salary” column for 2019 for Mr. Lisman represents his annual base salary of $423,500 beginning on January 1, 2019.  The amount included in the “Salary” column for 2019 for Mr. Evans represents annual base salary earned (x) for the period beginning on January 1, 2019 and ending on May 31, 2019, at an annual rate of $480,000 and (y) for the period beginning on June 1, 2019 and ending on December 31, 2019, at an annual rate of $430,000.

(2)

The amount in the “Bonus” column for 2019 for Ms. Shankland represents the minimum amount that is payable pursuant to the Shankland Employment Agreement (as defined below). The amount in the “Bonus” column for 2019 for Mr. Field represents the minimum amount that is payable pursuant to the Field Employment Agreement (as defined below). The amount in the “Bonus” column for 2019 for Mr. Lisman represents the minimum amount that is payable in respect of the portion of Mr. Lisman’s annual bonus that is attributable to the Target Acquisition Bonus (as defined and described below). The amount in the “Bonus” column for 2019 for Mr. Evans represents payment in an amount equal to 70% of his 2019 target bonus.

(3)

The amounts in this column represent the grant date fair value of certain restricted stock unit (“RSU”) awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of the RSU awards is the closing price of the Company’s publicly traded stock on the grant date of the RSU award. The amounts in this column also include the performance-based market condition share awards granted to Mr. Field and Ms. Shankland during 2019. Details and assumptions used in calculating the grant date fair value of the performance-based market condition share awards may be found in Note 11, “Shareholder’s Equity and Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 14, 2020.

(4)

The amounts in this column represent the grant date fair value of the equity award calculated in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the option awards may be found in Note 11, “Shareholder’s Equity and Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 14, 2020.

(5)

The amounts included in the “All Other Compensation” column for 2019 represent, (i) matching contributions made to our 401(k) Savings Plan on behalf of Messrs. Evans, and Lisman in the amount of $7,950 each, Mr. Field in the amount of $4,039 and Ms. Shankland in the amount of $3,250, (ii) special bonuses in the amount of $166,833 for Mr. Evans for his interim CEO duties through May 31, 2019 and $12,000 for Mr. Field for additional duties assumed in 2019, (iii) rent and other costs associated with the fully furnished apartment rental near the Company’s New York City office for Ms. Shankland in the amount of $110,670, and (iv) the Special Acquisition Bonus (as described below) for Mr. Evans in the amount of $56,250 related to 2018 and $81,400 related to 2019.

(6)

Ms. Shankland commenced employment with the Company on June 1, 2019 and stepped down from the position of Chief Executive Officer and President as of January 1, 2020. She currently holds the position of Executive Director and Senior Advisor.

(7)	Effective as of January 1, 2020, Mr. Field was appointed as Interim Chief Executive Officer and President.
(8)

Includes compensation Mr. Evans received as Interim Chief Executive Officer and President and in his role as Chief Financial Officer and Treasurer. Mr. Evans served as Interim Chief Executive Officer and President from November 8, 2018 through May 31, 2019. Mr. Evans served as Chief Financial Officer and Treasurer from October 2013, and resigned in January 2020.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In 2019, we compensated our named executive officers through a combination of base salary, annual cash incentives and long term incentives.

Base Salaries

Pursuant to the terms of her employment agreement with the Company dated May 22, 2019 (the “Shankland Employment Agreement”), Ms. Shankland’s base salary for 2019 was $650,000.

Pursuant to the terms of his employment agreement with the Company dated May 22, 2019 (the “Field Employment Agreement”), Mr. Field’s base salary for 2019 was $350,000, and was subsequently increased on December 4, 2019 to $480,000 per year for the period in which he is serving as Interim Chief Executive Officer and President, effective January 1, 2020.

Pursuant to the terms of his letter agreement with the Company dated February 1, 2017 (the “Lisman Letter Agreement”), Mr. Lisman’s base salary for 2018 was $385,000, which was increased to $423,500 for 2019 effective as of January 1, 2019.

The base salary for Mr. Evans of $480,000 from January 1, 2019 to May 31, 2019, which reflected his interim CEO duties, decreased to $430,000 upon returning to his CFO duties on June 1, 2019.

Base salaries for our named executive officers are typically reviewed by the Compensation Committee on an annual basis.

Performance Based Annual Cash Incentives

In respect of performance during 2019, each of our named executive officers was eligible to receive an annual cash bonus under the Company’s 2019 Annual Incentive Plan (the “Annual Incentive Plan”), which is administered by the Committee. Under the Annual Incentive Plan for 2019, the amount of the bonuses payable depends on achievement of specified company financial metrics, including Adjusted EBITDA and revenue targets.  Additionally, the employment agreement or letter agreement, as applicable, for each named executive officer stipulates provisions regarding annual cash bonus payments.

Pursuant to the Shankland Employment Agreement, Ms. Shankland was eligible to earn a target bonus of $700,000 in 2019, based upon Company performance criteria set by the Board for 2019, with a guaranteed minimum bonus of $490,000 in 2019. For 2019, Ms. Shankland received a bonus in the amount of $490,000.

Pursuant to the Field Employment Agreement, Mr. Field was eligible to earn a target bonus of $200,000 in 2019, based upon Company performance criteria set the Board for 2019, with a guaranteed minimum bonus of $116,666 in 2019. On December 4, 2019, Mr. Field’s target annual bonus opportunity was increased to $600,000 during the period in which he is serving as Interim Chief Executive Officer and President, effective January 1, 2020, and prorated for the actual months he serves as Interim Chief Executive Officer and President for the relevant fiscal year.  For 2019, Mr. Field received his annual bonus in the amount of $116,666 and a special bonus in the amount of $12,000.

Pursuant to the terms of the Lisman Letter Agreement, Mr. Lisman was eligible to earn a target annual bonus of $350,000 consisting of (x) a target acquisition bonus of $275,000 (“Target Acquisition Bonus”, and actual bonus payout thereunder, the “Acquisition Bonus”) and (y) a target bonus of $75,000 based upon achievement of Company revenues and Adjusted EBITDA targets, weighted 25% and 75%, respectively. The Target Acquisition Bonus is achieved based upon the Company’s aggregate commitment in acquisition spend of at least $60 million in a calendar year, following which Mr. Lisman will be entitled to a minimum Acquisition Bonus of $175,000 and a maximum Acquisition Bonus of $475,000, with the final amount of the Acquisition Bonus to be determined in good faith by the Chief Executive Officer after consideration of factors such as the aggregate acquisition spend and the number of transactions closed in such calendar year. Twenty-five percent of the Acquisition Bonus will remain subject to further adjustment by the Chief Executive Officer (with input from the Committee) based upon the performance of the targets acquired during the applicable calendar year, and will be paid in two equal installments, with one half (i.e. 12.5% of the Acquisition Bonus, subject to adjustments as described in the foregoing) at the end of each of the two calendar years following the calendar year to which the acquisition spend relates. For 2019 performance, Mr. Lisman received $30,000, which equals 40% of his Annual Incentive Plan target bonus, plus $175,000, which is the minimum amount payable for his 2019 Acquisition Bonus, for a total 2019 cash bonus payout of $205,000.

Mr. Evans received a bonus of $192,500 for service performed in 2019.

Long Term Incentives

We previously maintained the 2013 Stock Option Plan (the “2013 Plan”) for the purpose of granting options to acquire common stock to our employees, including Mr. Evans. We believe that the granting of long-term equity compensation is important to ensure that the interests of management align with those of our stockholders. Prior to our initial public offering, we periodically granted equity awards in the form of stock options, with the last grants to Mr. Evans under the 2013 Plan made in 2014.

In connection with our initial public offering, the Board adopted, and our stockholders approved, the Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan (the “2017 Plan”), under which equity awards may be made in respect of 5,000,000 shares of common stock of the Company. Under the 2017 Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock). Following our initial public offering, all long-term equity compensation awards have been made under the 2017 Plan.

On June 3, 2019, Ms. Shankland received a grant of RSUs (61,350) and stock options (125,523) with a three-year vesting schedule, which are scheduled to vest in three 33.3% installments on June 3, 2020, June 3, 2021 and June 3, 2022. This grant shall become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Ms. Shankland for Good Reason (as such terms are defined in the Shankland Employment Agreement).  Also on June 3, 2019, Ms. Shankland received a performance based share award in respect of 651,262 shares of common stock, assuming (i) full vesting of the award and (ii) the closing price per share on the trading day on which each vesting threshold is satisfied is equivalent to the price per share applicable to each such vesting threshold, as set forth in Ms. Shankland’s award agreement. In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control.

On June 3, 2019, Mr. Field received a grant of RSUs (21,473) and stock options (43,933) with a three-year vesting schedule, which are scheduled to vest in three 33.3% installments on June 3, 2020, June 3, 2021 and June 3, 2022. This grant shall become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Field for Good Reason (as such terms are defined in the Field Employment Agreement).  On December 6, 2019, Mr. Field received a performance based share award in respect of 227,505 shares of common stock, assuming (i) full vesting of the award and (ii) the closing price per share on the trading day on which each vesting threshold is satisfied is equivalent to the price per share applicable to each such vesting threshold, as set forth in Mr. Field’s award agreement. This performance based share award replaced the performance based share award previously granted to Mr. Field on June 3, 2019.  In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control.

On March 14, 2019, Mr. Lisman received a grant of RSUs (17,828) and stock options (36,013), which are scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant. This grant shall become fully vested upon (i) a Change in Control (as defined in the 2017 Plan) and (ii) the termination of Mr. Lisman without Cause within three months before or 18 months after the Change in Control.

On January 16, 2020, Mr. Evans provided notice to the Board that he intended to resign, and has resigned, effective February 14, 2020, as the Company’s Chief Financial Officer and Treasurer. Mr. Evans’ employment by the Company terminated effective March 31, 2020 (the “Evans Separation Date”) pursuant to a Separation Agreement and Release Agreement dated January 16, 2020 (the “Evans Separation Agreement”). Pursuant to the Evans Separation Agreement, among other things, and notwithstanding anything to the contrary in the Company’s equity compensation plan or any award agreement with Mr. Evans, all stock options previously granted to Mr. Evans shall continue to vest in accordance with their terms for a one-year period following the Separation Date, and shall continue to be exercisable by Mr. Evans for an eighteen-month period following the Evans Separation Date, and all RSUs previously granted to Mr. Evans and scheduled to vest within the one-year period following the Evans Separation Date shall continue to vest and settle in accordance with their terms; provided, however, that any RSUs scheduled to vest after February 28, 2021 shall instead vest on February 28, 2021 and settle no later than March 15, 2021.

On January 22, 2018, Mr. Evans received a grant of RSUs (6,793) and stock options (69,444), each of which were scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant. However, pursuant to the Evans Separation Agreement, such vesting will cease effective March 31, 2021. On July 19, 2018, Mr. Evans received a grant of RSUs (24,000) which was scheduled to vest in 50% increments on each of July 19, 2019 and July 19, 2020. On March 14, 2019, Mr. Evans received a grant of RSUs (56,135) and stock options (113,391), each of which were scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant. Pursuant to the Evans Separation Agreement, such vesting will cease effective March 31, 2021.

Agreements with Named Executive Officers

Sally Shankland

On May 12, 2019, the Company entered into an agreement with Ms. Shankland to serve as Chief Executive Officer and President of the Company (the “Shankland Agreement”).  The Shankland Agreement provided for an initial three-year term, subject to one-year renewals. The Shankland Agreement entitled Ms. Shankland to (a) an annual base salary of $650,000; (b) an annual bonus, with a target annual bonus equal to $700,000, subject to satisfaction of performance goals set annually by the Board; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; (ii) a fully furnished apartment rental near Emerald’s New York City office, including reimbursement in an amount up to $1,500 per month for parking and other expenses such as utilities; and (iii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Shankland Agreement.  In addition, the Shankland Agreement provided for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.”  Ms. Shankland is subject to a perpetual confidentiality covenant and, during her employment with Emerald and for 12 months immediately thereafter, non-competition, non-solicitation and non-disparagement covenants.

In connection with the change in Ms. Shankland’s role from Chief Executive Officer to Executive Director and Senior Advisor, Emerald and Ms. Shankland entered into an Amended and Restated Employment Agreement, dated as of December 6, 2019 (the “A&R Shankland Agreement”). The A&R Shankland Agreement provides for the following changes: (i) Ms. Shankland will serve as Executive Director and Senior Advisor of the Company, effective as of January 1, 2020; (ii) Ms. Shankland will be entitled to a base salary of $650,000 through December 31, 2019 and a base salary of $250,000 thereafter; (iii) Ms. Shankland will have a target bonus opportunity of $125,000 (rather than $700,000).  In addition, the A&R Shankland Agreement provides for certain changes to severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.”

Brian Field

Pursuant to the Field Employment Agreement, Mr. Field is entitled to (a) an annual base salary of $350,000 (which was subsequently increased to $480,000 per year during the period in which he is serving as Interim Chief Executive Officer and President, effective January 1, 2020); (b) an annual bonus, with a target annual bonus equal to $200,000 (which was subsequently increased to $600,000 during the period in which he is serving as Interim Chief Executive Officer and

President, in each case, prorated for the actual months he serves in such capacity during the relevant fiscal year), subject to satisfaction of performance goals set annually by the Board; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Field Employment Agreement.  In addition, the Field Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.”  Mr. Field is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for 12 months immediately thereafter, non-solicitation, non-competition and non-disparagement covenants.

Eric Lisman

On February 1, 2017, the Company entered into a letter agreement with Mr. Lisman which provides for an initial annual base salary of $350,000 which is subject to automatic increase (x) effective as of January 1, 2018, to $385,000 and (y) effective as of January 1, 2019, to $423,500 and (z) following the January 1, 2019 increase, in a manner consistent with those applied to other members of the senior management team. The letter agreement also provides that Mr. Lisman is eligible for an annual bonus as described above under the heading “Bonuses.” The letter agreement also provides that Mr. Lisman would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Lisman is also entitled to a stipend of $1,500 per month to cover reasonable costs associated with the maintenance of his home-based office which will serve as his principal place of employment (including, without limitation, rent, utilities, mobile telephone, data plan and office supplies). Mr. Lisman will not at any time be required by the Company to relocate his principal place of employment without his consent. In addition, the letter agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.” The letter agreement provides that the executive would be subject to a noncompetition covenant during the term of employment and the one-year period following termination of employment. Pursuant to the terms of his equity award agreements, Mr. Lisman is subject to a perpetual confidentiality covenant, and noncompetition and non-solicitation covenants during the term of employment and the one-year period following termination of employment.

Philip Evans

On July 14, 2014, the Company entered into an agreement with Mr. Evans to serve as Chief Financial Officer of the Company which was amended and restated on March 30, 2017 (the “Former CFO Agreement”), which provides for an initial five-year term that commenced on January 1, 2017, subject to automatic one-year renewal terms thereafter unless either party provides at least 30 days’ advance written notice prior to the end of the then current term of its intent not to renew the term. The Former CFO Agreement provides that Mr. Evans would receive an annual base salary of $430,000, subject to increase (but not decrease) at the discretion of the Board (or committee thereof) and would be eligible to receive an annual bonus, with a target annual bonus equal to $275,000, subject to satisfaction of performance goals set annually by the Board. The Former CFO Agreement also provides that Mr. Evans would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. The Former CFO Agreement was modified by the Evans Separation Agreement, in relevant part, in respect of the severance payments provided upon termination of Mr. Evans’ employment.  The payments to be provided to Mr. Evans upon his separation pursuant to the Evans Separation Agreement are described below under “Payments upon Certain Events of Termination or Change in Control.” Pursuant to the Evans Separation Agreement, Mr. Evans remains subject to a perpetual confidentiality covenant and that both the Company and the executive remain subject to a perpetual non-disparagement covenant.

Special Acquisition Bonus (Philip Evans)

The Former CFO Agreement provided that Mr. Evans was eligible to receive a special acquisition bonus (the “Special Acquisition Bonus”) in an amount equal to $100,000 based on the Company’s successful acquisition during the calendar year of “Acquired EBITDA” (as defined below) of at least $8 million, with the amount of the Special Acquisition Bonus subject to adjustment by the Board to the extent Acquired EBITDA in any calendar year is greater or less than the Acquired EBITDA target. Notwithstanding the foregoing, if Acquired EBITDA is equal to or greater than $4 million, the minimum Special Acquisition Bonus shall be $50,000. Any Special Acquisition Bonus shall be payable in two equal annual installments after the end of the first and second calendar year following the calendar year in respect of which the Special Acquisition Bonus has been earned (with each installment to be paid at the same time that annual bonuses are customarily paid for such year); provided, that, to the extent the actual “EBITDA” (as defined below) added by the businesses acquired in any calendar year is, in the aggregate, more or less than the Acquired EBITDA target, the Board may in its discretion adjust the amount of (or, if necessary, eliminate) the second installment of the Special Acquisition Bonus to which the acquisition of such businesses relates. For purposes of the foregoing, “Acquired EBITDA” means the pro forma earnings before interest, tax, depreciation and amortization (“EBITDA”) expected to be added to the Company’s EBITDA in the calendar year following the calendar year of the relevant acquisition, as calculated by the Board in its reasonable discretion. On February 28, 2020, Mr. Evans was paid $81,400 with respect to his 2019 Special Acquisition Bonus and $56,250 with respect to the second installment of his 2018 Special Acquisition Bonus.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table summarizes the number of securities underlying the equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2019.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable (1)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($) (2)
Sally Shankland	—		125,523	(3)**	11.41	6/3/2029
	—		—		—	—	61,350	(10)**	647,243
	—		—		—	—	157,677	(11)**	3,327,200
Brian Field	—		43,933	(3)**	11.41	6/3/2029
	—		—		—	—	21,473	(12)**	226,540
	—		—		—	—	32,323	(11)**	682,100
Eric Lisman	—		36,013	(4)**	12.47	3/14/2029
	18,161	**	54,481	(5)**	16.50	9/18/2028
	13,368	**	40,104	(6)**	22.08	1/22/2028
	19,100	**	19,100	(7)**	22.66	9/21/2027
	—		—		—	—	31,161	(13)**	328,749
Philip Evans	282,500	*	—		8.00	11/6/2023
	15,000	*	—		8.00	2/26/2024
	64,125	*	—		8.00	4/22/2024
	42,750	*	—		10.40	12/15/2024
	122,500	*	—		12.00	11/6/2023
	32,000	*	—		12.00	4/22/2024
	21,375	*	—		12.00	12/15/2024
	—		113,391	(8)**	12.47	3/14/2029
	121,489	*	—		16.00	11/6/2023
	32,000	*	—		16.00	4/22/2024
	21,375	*	—		16.00	12/15/2024
	17,361	**	52,083	(9)**	22.08	1/22/2028
	—		—		—	—	79,579	(14)**	839,558

(1)

The options shown in this column will become fully vested in the event of a Change in Control ((x) for options granted under the 2013 Plan, as defined in the 2013 Plan and (y) for options granted under the 2017 Plan, as defined in the 2017 Plan), except as they relate to Mr. Evans.

(2)	The amount shown in this column is based on the fair market value of a share of the Company’s common stock at the close of market on the New York Stock Exchange on December 31, 2019 ($10.55).
(3)	The options shown in this row were granted with a three-year vesting schedule and will vest in three 33.3% installments on June 3, 2020, June 3, 2021 and June 3, 2022.
(4)

The options shown in this row were granted with a four-year vesting schedule, with the first 25% having vested on March 14, 2020, and will continue to vest in three remaining 25% installments on March 14, 2021, March 14, 2022 and March 14, 2023.

(5)

The options shown in this row were granted with a four-year vesting schedule, with the first 25% having vested on September 18, 2019, and will continue to vest in three remaining 25% installments on September 18, 2020, September 18, 2021 and September 18, 2022.

(6)

The options shown in this row were granted with a four-year vesting schedule, with the first and second installments of 25% each having vested on January 22, 2019 and January 22, 2020, and will continue to vest in two remaining installments on January 22, 2021 and January 22, 2022.

(7)

The options shown in this row were granted with a four-year vesting schedule, with the first, second and third installments of 25% each having vested on March 6, 2018, March 6, 2019 and March 6, 2020, and will continue to vest in one remaining installment on March 6, 2021.

(8)

The options shown in this row were granted with a four-year vesting schedule, with the first 25% having vested on March 14, 2020, and the second 25% installment vesting on March 14, 2021.  The options will then cease vesting.

(9)

The options shown in this row were granted with a four-year vesting schedule, with the first and second installments of 25% having vested January 22, 2019 and January 22, 2020, and will continue to vest in one remaining installment on January 22, 2021.  The options will then cease vesting.

(10)

The RSUs shown in this row represent 61,350 shares granted with a three-year vesting schedule and will vest in three 33.3% installments on June 3, 2020, June 3, 2021 and June 3, 2022. This award will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Ms. Shankland for Good Reason (as such terms are defined in the RSU award agreement.

(11)

The awards shown in this row represent the performance-based market condition share awards granted to Mr. Field and Ms. Shankland during 2019. Details and assumptions used in calculating the fair value of the performance-based market condition share awards as of December 31, 2019, may be found in Note 11, “Shareholder’s Equity and Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 14, 2020. In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control.

(12)

The RSUs shown in this row represent 21,473 shares granted with a three-year vesting schedule and will vest in three 33.3% installments on June 3, 2020, June 3, 2021 and June 3, 2022. This award will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Field for Good Reason (as such terms are defined in the RSU award agreement.

(13)

The RSUs shown in this row were comprised of (i) 1,910 shares granted with a four-year vesting schedule, with the first, second and third installments of 25% each having vested on March 6, 2018, March 6, 2019 and March 6, 2020, and will continue to vest in one remaining 25% installment on and March 6, 2021, (ii) 3,923 shares with a four-year vesting schedule, with the first and second installments of 25% having vested on January 22, 2019 and January 22, 2020, and will vest in two remaining 25% installments on January 22, 2021 and January 22, 2022, (iii) 7,500 shares with a four-year vesting schedule with the first installment of 25% having vested on July 19, 2019 and will vest in three installments on July 19, 2020, July 19, 2021 and July 19, 2022 and (iv) 17,828 shares with a four-year vesting schedule, with the first installment of 25% having vested on March 14, 2020, and will vest in three installments on March 14, 2021, March 14, 2022 and March 14, 2023. This award will become fully vested in the event of a Change in Control (as defined in the 2017 Plan).

(14)

RSUs shown in this row were comprised of (i) 19,048 shares with a three-year vesting schedule with the first and second installments of 33 1/3% having vested on June 9, 2018 and June 9, 2019, with the final installment scheduled to vest on June 9, 2020, (ii) 6,793 shares with a four-year vesting schedule, with the first and second installments of 25% having vested on January 22, 2019 and January 22, 2020, and will continue to vest in one remaining 25% installment on January 22, 2021 and thereafter cease vesting, (iii) 24,000 shares with a two-year vesting schedule with the first installment of 50% having vested on July 19, 2019 with the final installment vesting on July 19, 2020 and (iv) 56,135 shares with a four-year vesting schedule with the first installment of 25% having vested on March 14, 2020, and with one remaining 25% installment scheduled to vest on March 14, 2021 and thereafter cease vesting.

*	Granted under the 2013 Plan.
**	Granted under the 2017 Plan.

Additional Narrative Disclosure

Retirement Benefits

We maintain a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions equal to 50% of salary deferrals up to 6% of a participant’s compensation. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. Under this plan, participants may elect to make pre-tax contributions not to exceed the applicable statutory income tax limitation, which, subject to certain exceptions, was $18,500 for calendar year 2019. Participants are fully vested in their own contributions and vest in the company matching contributions after three years of service.

Our compensation program does not include any other material benefits or perquisites for our named executive officers.

Payments upon Certain Events of Termination or Change in Control

Philip Evans

Pursuant to the terms of the Evans Separation Agreement, Mr. Evans is entitled to receive (i) an amount equal to $1,000,000, payable in equal installments over a 12-month period following the Evans Separation Date (the “Severance Period”); (ii) to the extent permitted under Emerald’s plans, continuation on the same terms as an active employee of medical insurance benefits for Mr. Evans and his dependents that Mr. Evans would otherwise be eligible to receive as an active employee through the end of the Severance Period or, if earlier, the date on which he becomes eligible for benefits from a subsequent employer; and (iii) payment of his annual bonus for the 2020 fiscal year in an amount equal to his target annual bonus opportunity in respect of the 2020 fiscal year (such amount having been previously determined by the Chief Executive Officer (the “CEO”) of the Company in consultation with the Compensation Committee of the Board), to be pro-rated based on the number of days worked by Mr. Evans in 2020 and paid at the time when annual bonuses are paid generally. In addition, notwithstanding anything to the contrary in the Company’s equity compensation plan or any award agreement with Mr. Evans, all stock options previously granted to Mr. Evans shall continue to vest in accordance with their terms for a one-year period following the Separation Date, and shall continue to be exercisable by Mr. Evans for an eighteen-month period following the Separation Date.  Further, as set forth above, notwithstanding anything to the contrary in the Company’s equity compensation plan or any award agreement with Mr. Evans, all RSUs previously granted to Mr. Evans and scheduled to vest within the one-year period following the Separation Date shall continue to vest and settle in accordance with their terms; provided, however, that any RSUs scheduled to vest after February 28, 2021 shall instead vest on February 28, 2021 and settle no later than March 15, 2021.

Other Named Executive Officers

Unvested RSUs, stock options and performance based share awards granted to our named executive officers shall become fully vested upon  applicable triggering events, including for certain events of termination or Change in Control, as described above under “Long Term Incentives.”The A&R Shankland Agreement provides that in the event of a termination of employment for any reason, Ms. Shankland shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Ms. Shankland without good reason, other than due to death or disability (each as defined in the Shankland Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date.  In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Ms. Shankland shall be entitled to receive: (x) an amount equal to one times the sum of annual base salary and the annual bonus actually paid to Ms. Shankland for the previous calendar year (which amount will be deemed to be $490,000 in the event her termination occurs prior to the payment of the second annual bonus in February 2021); and (y) subject to the timely election of continuation coverage under COBRA and Ms. Shankland’s copayment of premiums associated with such coverage consistent with amounts paid by Ms. Shankland during the year of termination, monthly reimbursement of the excess costs of continued health benefits for herself and her covered dependents for up to eighteen months following the date of termination. Upon a termination of employment due to her death or disability, Ms. Shankland is entitled to receive a cash amount equal to her pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

The Field Employment Agreement provides that in the event of a termination of employment for any reason, Mr. Field shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Mr. Field without good reason, other than due to death or disability (each as defined in the Field Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Field shall be entitled to receive: (x) an amount equal to one times the sum of annual base salary and the annual bonus actually paid to Mr. Field for the previous calendar year, paid in equal installments over 12 months; and (y) subject to the timely election of continuation coverage under COBRA and Mr. Field’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Field during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Field is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

Mr. Lisman’s letter agreement provides that upon a termination other than for cause, subject to his execution and delivery of a release of claims against the Company, he will be entitled to (i) base salary continuation for the 12-month period following termination (ii) a lump sum payment equal to the annual target bonus equal to $350,000, (iii) continuation of employee health benefits for the 12-month period following termination, (iv) payment of any annual bonus amounts earned in earlier years and scheduled for future payment and (v) a pro-rated annual bonus target amount (pro-rated to reflect the percentage of the calendar year that has lapsed as of the date of termination).

2019 Director Compensation

For 2019, the Company’s outside directors, Messrs. Alicea, Hyatt and Naylor and Mses. Klinger and Skala, each received an annual retainer of $100,000 for their service on the Board, with $50,000 paid in cash and $50,000 in RSUs. Ms. Shankland received a retainer of $12,500 paid in cash for her partial year service as an outsider director, prior to assuming the role of President and Chief Executive Officer.  In addition, Mr. Alicea received a retainer of $22,500 for his service as Chair of the Compensation Committee and partial year service as member of the Audit Committee. Mr. Hyatt received a retainer of $10,000 for his service as member of the Audit Committee. Ms. Klinger received a retainer of $21,250 for her partial year service as Chair of the Audit Committee and for her partial year service as member of the Audit Committee. Mr. Naylor received a retainer of $20,000 for his partial year service as Chair of the Audit Committee and full year service as member of the Compensation Committee. Ms. Skala received a retainer of $5,625 for her partial year service on the Compensation Committee.

Shown below is information regarding the compensation for each member of the Board for the year ended December 31, 2019, other than the compensation for Ms. Shankland commencing with her employment with the Company, which is reported above in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Kosty Gilis	—	—		—
Amir Motamedi	—	—		—
Michael Alicea(1)	$72,500	$50,000	(3)	$122,500
Todd Hyatt	60,000	50,000	(3)	110,000
Lisa Klinger	71,250	50,000	(3)	121,250
Jeffrey Naylor(2)	70,000	50,000	(3)	120,000
Sally Shankland	12,500	—		12,500
Emmanuelle Skala	55,625	50,000	(3)	105,625

(1)	As of December 31, 2019, Mr. Alicea held 7,750 outstanding options, of which 4,650 were vested.
(2)	As of December 31, 2019, Mr. Naylor held 43,750 fully vested options.
(3)	This amount reflects the aggregate grant date fair value of the 4,010 RSUs received by each of Messrs. Naylor, Alicea and Hyatt and Mses. Skala and Klinger during 2019.

IRS Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and its attendant Treasury Regulations, applies to certain corporations, including those with publicly traded securities, and generally disallows corporations from taking tax deductions in a given taxable year for individual compensation in excess of $1 million paid to the Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated officers (inclusive of those officers previously covered under Section 162(m) for taxable years beginning after December 31, 2016) (collectively, “Covered Employees”). As amended by the Tax Cuts and Jobs Act of 2017, Section 162(m) no longer provides an exception to the deductibility limitations for “performance-based” compensation, except for certain arrangements “grandfathered” under the transition rules. In addition, prior to its amendment, Section 162(m), and its attendant Treasury Regulations, included transition provisions for corporations that became publicly-held through an initial public offering (the “IPO Transition Rules”). Generally, under these IPO Transition Rules, compensation granted and paid pursuant to plans and/or arrangements entered into prior to a corporation’s initial public offering was excepted from limitation under Section 162(m) for a period of time not to extend beyond the date of the corporation’s first annual shareholder’s meeting occurring after the close of the third calendar year following the year in which the initial public offering occurred (the “Reliance Period”). While the availability of the IPO Transition Rules has since been eliminated through recently proposed Treasury Regulations, it remains available to the Company as the Company’s initial public offering occurred prior to the date on which the proposed Treasury Regulations were first published. Upon expiration of the Reliance Period under the IPO Transition Rules available to the Company, the Company may become subject to an increased limitation under Section 162(m) on the tax deductibility of compensation paid to its Covered Employees.

STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2020:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and named executive officers; and
•	all of our directors and current executive officers as a group.

Information with respect to beneficial ownership has been furnished to us by each director, named executive officer, current executive officer or stockholder listed in the table below, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 24, 2020, including any shares of our common stock subject to an option, or a restricted stock unit, that has vested or will vest within 60 days after March 24, 2020. More than one person may be deemed to be a beneficial owner of the same securities.

The percentage of beneficial ownership is based on 71,441,518 shares of common stock outstanding as of March 24, 2020.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o Emerald Holding, Inc., 31910 Del Obispo Street, San Juan Capistrano, California 92675.

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% Stockholders
Onex(1)	47,058,332	65.9%
FMR LLC(2)	7,500,591	10.5%
Named Executive Officers and Directors
Sally Shankland	—	—
Brian Field	1,540	*
Eric Lisman(3)	90,519	*
Philip Evans(4)	899,318	1.3%
Konstantin (Kosty) Gilis(5)	—	—
Amir Motamedi(5)	—	—
Michael Alicea(6)	27,049	*
Todd Hyatt	13,099	*
Lisa Klinger	5,909	*
Jeffrey Naylor(7)	101,474	*
Emmanuelle Skala	6,349	*
All executive officers and directors as a group (12 persons)(8)	599,403	*

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

The information regarding Onex is based solely on information included in the Schedule 13G/A filed by Onex with the SEC on February 14, 2020. Includes: (i) 33,135,329 shares of common stock held by Onex Partners III LP, (ii) 1,377,397 shares of common stock held by Onex Partners III GP LP (iii) 423,159 shares of common stock held by Onex US Principals LP, (iv) 420,116 shares of common stock held by Onex Partners III PV LP, (v) 11,125,186 shares of common stock held by Onex Expo SARL, (vi) 106,562 shares of common stock held by Onex Partners III Select LP, and (vii) 470,583 shares of common stock held by Onex Advisor Subco III LLC. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the common stock held by (a) Onex Partners III LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III LP, (b) Onex Partners III GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners GP Inc., the general partner of Onex Partners III GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (d) Onex Partners III PV LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III PV LP, (e) Onex Expo SARL, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of (i) Onex American Holdings Subco LLC, which in turn holds all of the equity of OAH Wind LLC, which owns approximately 95% of the outstanding equity of Onex Expo SARL, and (ii) all of the outstanding equity of each of Expo EI LLC and Expo EI II LLC which, through their collective ownership of Expo EI III LLC, own the remaining outstanding equity of Onex Expo SARL, (f) Onex Partners III Select LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III Select LP; and (g) Onex Advisor Subco III LLC, through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., which owns all of the equity interest of Onex Advisor Subco LLC which in turn owns all of the equity of Onex Advisor Subco III LLC. Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1.

(2)

The information regarding FMR LLC (“FMR”) is based solely on information included in the Schedule 13G/A filed by FMR with the SEC on February 7, 2020. The Schedule 13G/A states that Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR and various members of the Johnson family, through their ownership of 49% of the FMR voting common stock and the execution of a shareholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The Schedule 13G/A also states that neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR reported its address as 245 Summer Street, Boston, Massachusetts 02210.

(3)	Includes 82,550 shares of common stock issuable upon the exercise of currently vested options.
(4)	Includes 863,893 shares of common stock issuable upon the exercise of currently vested options.
(5)

Does not include shares of common stock held by funds managed by an affiliate of Onex Corporation. Mr. Gilis and Mr. Motamedi are directors of Emerald. Mr. Gilis and Mr. Motamedi are both managing directors of Onex Corporation. Mr. Gilis and Mr. Motamedi do not have voting or investment power with respect to the shares held by such funds.

(6)	Includes 6,200 shares of common stock issuable upon the exercise of currently vested options.
(7)	Includes 43,750 shares of common stock issuable upon the exercise of currently vested options.
(8)	Includes 424,857 shares of common stock issuable upon the exercise of currently vested options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding Company common stock, to file reports of their stock ownership and changes in their ownership of our Company common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the year ended December 31, 2019 and from January 1, 2020 to the date of this proxy statement. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge during the period covered by our review, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation plan information as of December 31, 2019.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Expo Event Holdco, Inc. 2013 Stock Option Plan	4,809,191		$10.89		—
2017 Omnibus Equity Plan	3,199,820	(1)	$16.54	(2)	1,664,512
Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan	—		$—		491,574
Equity compensation plans not approved by security holders	—		$—		—
Total	8,009,011		$12.74	(2)	2,156,086

(1)	Includes 2,342,202 outstanding stock options and 857,618 unvested RSUs granted under the 2017 Plan. Does not include 115,182 RSUs that vested in 2019.
(2)	Weighted average exercise price is based on the outstanding stock options. Calculation excludes RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions during the year ended December 31, 2019 to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Stockholders’ Agreement

Various Onex entities and certain members of our management and our Board who had invested in our common stock entered into a stockholders’ agreement, dated July 19, 2013, with respect to such investment (the “Stockholders’ Agreement”). Prior to the IPO, the Stockholders’ Agreement contained, among other things, certain restrictions on the parties’ ability to freely transfer shares of our common stock. In addition, Onex had the right to designate two members of our Board, and to approve other members of our Board. The Stockholders’ Agreement also provided that Onex-appointed directors may have a greater number of votes than other members of our Board; however, the Stockholders’ Agreement provided that Onex had the right to waive any or all of such rights. The Stockholders’ Agreement also provided for certain tag-along rights, drag-along rights and preemptive rights. In connection with the IPO, Onex and the Company amended the Stockholders’ Agreement to eliminate Onex’s board designation, super-voting, tag-along, drag-along and preemptive rights.

Registration Rights Agreement

We, Onex and certain of our executive officers also entered into a registration rights agreement dated July 19, 2013, as amended, in connection with the Onex Acquisition. Pursuant to the registration rights agreement, holders of approximately 47.5 million shares of our common stock have the right to require us to register their shares under the Securities Act under specified circumstances. After registration pursuant to these rights, in most cases these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

Subject to certain restrictions, we have agreed that, upon request, we will register all or a portion of Onex’ common stock for sale under the Securities Act. We will effect the registration as requested in writing by Onex, unless in the good faith judgment of our Board, such registration would materially and adversely interfere with certain transactions involving the Company and should be delayed. Onex has the right to demand that we file a registration statement pursuant to these demand provisions on up to five occasions on Form S-1; however, Onex is entitled to make an unlimited number of demands for registration on Form S-3 if we are then eligible to use such form.

Piggyback Registration Rights

In addition, if at any time we register any shares of our common stock (other than pursuant to registrations on Form S-4 or Form S-8), Onex and certain other holders of shares of our common stock having registration rights are entitled to prior notice of the registration and to include all or a portion of their common stock in the registration.

Other Provisions

We will pay all registration and offering expenses, and certain fees and expenses of counsel for the selling stockholders, related to any demand or piggyback registration. The registration rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Other Relationships and Transactions

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and all of our officers named under the “Management” section of this proxy statement. These indemnification agreements provide those directors and officers with contractual rights to indemnification and expense advancement which are, in some cases, broader than the specific indemnification provisions contained under Delaware law. Our obligations pursuant to such agreements are not subject to any cap. We believe that these indemnification agreements are, in form and substance, substantially similar to those commonly entered into in transactions of like size and complexity sponsored by private equity firms.

ASM Global.

In January 2018, Onex acquired a majority interest in SMG Holdings Inc. (“SMG”), a global manager of convention centers, stadiums, arenas, theaters, performing arts centers and other venues. SMG subsequently merged with AEG Facilities, LLC to form ASM Global (“ASM”). Our Chairman of the Board, Kosty Gilis, and our director, Amir Motamedi, also serve on the board of directors of ASM. Certain of our trade shows, including Outdoor Retailer, are staged at venues managed by ASM. During the year ended December 31, 2019, ten shows were staged at ASM-managed venues, for which we paid aggregate fees of $4.1 million.

Policies and Procedures for Related Persons Transactions

In connection with the IPO, the Board adopted a written policy providing that the Audit Committee will review and approve or ratify transactions in excess of $120,000 of value in which we participate and in which a related party has or will have a direct or indirect material interest. Under this policy, the Audit Committee will consider and review the relevant information and approve only those related party transactions that the Audit Committee believes are, on their terms, taken as a whole, not less favorable to us than could be obtained in an arm’s length transaction with a third-party and that the Audit Committee determines are not inconsistent with our best interests. In particular, our policy with respect to related party transactions requires our Audit Committee to consider the benefits to us, the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

OTHER MATTERS

Incorporation by Reference

The Report of the Audit Committee of the Board shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are intended to be inactive textual references only.

Access to Reports and Other Information

We file or furnish our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.emeraldx.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Secretary at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675.

List of Company Stockholders

A list of our stockholders as of March 24, 2020, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination during the live webcast of the Annual Meeting.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered during the live webcast of the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * * * *

By Order of the Board of Directors,

David Gosling
Senior Vice President, General Counsel and Secretary

San Juan Capistrano, California
April 3, 2020

000004 ENDORSEMENT_LINE SACKPACK MMMMMMMMMMMM + C 1234567890 MMMMMMM Online Go to www.envisionreports.com/EEX or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by May 13, 2020 at 11:00 A.M., Pacific time. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada MMMMMMMMM MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 AnnualMeetingNotice123456789012345 Important Notice Regarding the Availability of Proxy Materials for the Emerald Holding, Inc. Annual Meeting to be Held on May 13, 2020. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement/Notice of Meeting and Annual Report/10K Wrap are available at: www.envisionreports.com/EEX Easy Online Access — View your proxy materials and vote. Step 1: www.envisionreports.com/EEX. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 27, 2020 to facilitate timely delivery. 2NOT COY + 037DLD

Annual Meeting Notice The 2020 Annual Meeting of Stockholders of Emerald Holding, Inc. will be held on Wednesday, May 13, 2020 at 10:00 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/200454599. To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form. The password for the meeting is EEX2020. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR the election of the nominees to the Board of Directors and FOR Proposal 2: 1. Election of Michael Alicea, Sally Shankland, Emmanuelle Skala as Class III Directors until the Annual Meeting of Stockholders in 2023 or until their respective successors are duly elected and qualified. 2. Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/EEX. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Emerald Holding, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 27, 2020.